Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, I, Samir Kerbage, Principal Financial Officer of Hashdex Asset Management Ltd., the Sponsor of Hashdex Nasdaq CME Crypto Index ETF (the “Registrant”), hereby certify, to the best of my knowledge, that the Registrant’s report on Form 10-Q for the three and nine months ended September 30, 2026 (the “Report”), which accompanies this certification, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Samir Kerbage
Samir Kerbage
Principal Financial Officer
Hashdex Asset Management Ltd., Sponsor of Hashdex Nasdaq CME Crypto Index ETF

November 13, 2026